UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 29, 2013
Champion Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia

(State or Other Jurisdiction of Incorporation)

000-21084                                                      55-0717455

             (Commission File No.)                      (IRS Employer Identification No.)

2450 First Avenue
P. O. Box 2968
Huntington, West Virginia                                                                                                                            25728

(Address of Principal Executive Offices)                                                                                                   (Zip Code)

(304) 528-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
0	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
0	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
0	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
0	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement.

On August 29, 2013 the Administrative Agent, the Lenders, Champion, all its subsidiaries and Marshall T. Reynolds entered into a First Amendment to First Limited Forbearance and Waiver and Second Amendment to Amended and Restated Credit Agreement  (“August 2013 Forbearance Amendment”) dated August 28, 2013. The August 2013 Forbearance Amendment provides for a decrease of the Revolving Credit Commitments from $10,000,000 in aggregate to $8,000,000 in the aggregate, modifies certain financial covenants and consents to sale of certain assets of the Borrower.

The foregoing summary of certain provisions of the August  2013 Forbearance Amendment is qualified in its entirety by reference to the complete August 2013 Forbearance Amendment filed as Exhibit 10.1 hereto.

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Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The description under “Item 1.01 – Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)             Exhibits

10.1           First Amendment to First Limited Forbearance and Waiver Agreement and Second Amendment to Amended and Restated Credit Agreement dated August 28, 2013 among Champion Industries, Inc., its subsidiaries, Marshall Reynolds, Lenders and Fifth Third Bank, as Lender, L/C Issuer and Administrative Agent for Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION INDUSTRIES, INC. (Registrant)
Date: September 4, 2013
/s/ Todd R. Fry Todd R. Fry, Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Exhibit

10.1
First Amendment to First Limited Forbearance and Waiver Agreement and Second Amendment to Amended and Restated Credit Agreement dated August 28, 2013 among Champion Industries, Inc., its subsidiaries, Marshall Reynolds, Lenders and Fifth Third Bank, as Lender, L/C Issuer and Administrative Agent for Lenders.

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